                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE               Contact:  Richard Szymanski (973) 808-7751

     PRIME HOSPITALITY CORP. ANNOUNCES CASH TENDER OFFER AND RELATED CONSENT

         SOLICITATION FOR ITS 8-3/8% SENIOR SUBORDINATED NOTES DUE 2012

            Fairfield,  NJ - September 9, 2004 - Prime  Hospitality Corp. (NYSE:
PDQ)  announced  today that it had commenced a cash tender offer to purchase any and all of its  outstanding  8-3/8%  Senior  Subordinated  Notes  due 2012  (the
"Notes") (CUSIP No.  741917AJ7),  as well as a related  consent  solicitation to amend the Notes and the indenture pursuant to which they were issued. The tender offer and consent  solicitation  are being  conducted in  connection  with Prime
Hospitality's  previously  announced agreement to merge with an affiliate of The
Blackstone Group.

            The consent  solicitation  will  expire at 5:00 p.m.,  New York City time,  on  Wednesday,  September  22,  2004,  unless  extended or amended by the
Company.  Tendered  Notes may not be  withdrawn  and consents may not be revoked after the consent  expiration  date.  The tender offer will expire at 8:00 a.m.,
New York City time,  on Friday,  October 8,  2004,  unless  extended  or earlier terminated by the Company.

            Holders  tendering  their  Notes  will be  required  to  consent  to proposed amendments to the Notes and to the indenture governing the Notes, which will eliminate substantially all of the restrictive covenants and certain events of default,  amend the merger and consolidation covenant and make changes to the
defeasance  provisions.   Holders  may  not  tender  their  Notes  without  also
delivering consents or deliver consents without also tendering their Notes.

            The total  consideration to be paid for each $1,000 principal amount of Notes will be a price equal to the present value,  as of the payment date for such Notes purchased in the tender offer, of the earliest  redemption  price for such Notes  ($1,041.88)  and  interest  that would accrue on such Notes from the payment  date up to, but not  including  the  earliest  redemption  date (May 1,
2007), calculated based on (A) the yield to maturity on the 4.375% U.S. Treasury
Note due May 15,  2007,  as  calculated  by Banc of  America  Securities  LLC in accordance  with  standard  market  practice,  based  on the bid  price  of such reference  security as of 2:00 p.m.,  New York City time, on the tenth  business day  immediately  preceding  the Tender Offer  Expiration  Date, as displayed on
Bloomberg  Government Pricing Monitor on "Page PX5" or any recognized  quotation source selected by Banc of America  Securities LLC in its sole discretion,  plus
(B) 50 basis  points.  Holders whose Notes are accepted for payment will also be paid accrued and unpaid  interest up to, but not  including  the date of payment for the Notes. The total consideration  includes a consent payment of $30.00 per

$1,000  principal  amount of the Notes which will be payable  only in respect of the Notes  purchased  that are  tendered on or prior to the  consent  expiration date.  Holders who tender their Notes after the consent expiration date will not be entitled to receive the consent payment.

            The tender  offer and consent  solicitation  are made upon the terms and  conditions  set forth in the Offer to  Purchase  and  Consent  Solicitation
Statement,  dated  September  9,  2004 and the  related  Consent  and  Letter of
Transmittal.  The  tender  offer and  consent  solicitation  are  subject to the satisfaction of certain conditions,  including receipt of consents sufficient to approve the  proposed  amendments  and the merger  having  occurred or occurring substantially  concurrent with the tender offer  expiration date. The purpose of the tender  offer is to acquire all  outstanding  Notes in  connection  with the merger. The purpose of the consent solicitation is to, among other things, amend the Notes and the indenture  governing the Notes to eliminate  substantially all of the restrictive covenants and certain events of default, amend the merger and consolidation  covenant and make changes to the defeasance  provisions (and make related changes in the Notes).

            Prime  Hospitality  has retained Banc of America  Securities LLC and
Bear,  Stearns & Co. Inc. to act as the Dealer Managers for the tender offer and
Solicitation Agents for the consent solicitation. Banc of America Securities LLC can be  contacted  at (888)  292-0070  (toll free) and (704)  388-9217 and Bear,
Stearns & Co. Inc. can be contacted at (877)  696-BEAR  (toll free).  The tender offer and consent  solicitation  documents  are  expected to be  distributed  to holders beginning today. Requests for documentation may be directed to D.F. King
& Co., Inc.,  the  Information  Agent,  which can be contacted at (212) 269-5550
(for banks and brokers only) and (800) 628-8532 (for all others toll free).

            This release is for  informational  purposes  only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only  being  made  pursuant  to the  tender  offer and  consent solicitation documents, including the Offer to Purchase and Consent Solicitation
Statement that Prime  Hospitality is  distributing  to  Noteholders.  The tender offer  and  consent  solicitation  are  not  being  made to  Noteholders  in any jurisdiction  in  which  the  making  or  acceptance  thereof  would  not  be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the tender offer or consent  solicitation are required to be made by a licensed  broker or  dealer,  they shall be deemed to be made by
Banc of America  Securities  LLC or Bear,  Stearns & Co.  Inc.  on behalf of the
Company.